Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PharmaCyte Biotech, Inc.

(Formerly Nuvilex, Inc.)

Silver Spring, Maryland 20904

We hereby consent to the incorporation by reference in the Registration Statement on Amendment No. 1 to Form S-3 (No. 333-199440) of PharmaCyte Biotech, Inc., formerly Nuvilex, Inc. (“Company”), relating to the consolidated financial statements and schedule as of April 30, 2014 for the years ended April 30, 2014 and 2013, which appears in this Form 10-K.

/s/ Robison, Hill & Co.

Certified Public Accountants

Salt Lake City, Utah

July 28, 2015